Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

Connect Biopharma Holdings Limited

(adopted by a special resolution passed on December 1, 2020)

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION OF

Connect Biopharma Holdings Limited

(As adopted by a special resolution passed on December 1, 2020)

1.	The name of the Company is Connect Biopharma Holdings Limited.

2.

The registered office will be situated at the offices of Corporate Filing Services Ltd., P.O. Box 613, Harbour Centre, George Town, Grand Cayman KY1-1107, Cayman Islands or at such other place in the Cayman Islands as the Directors may from time to time decide.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (as amended) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.

The authorized share capital of the Company is US$50,000 divided into 500,000,000 shares of par value of US$0.0001 each, of which (i) 456,942,684 shares are designated as Ordinary Shares with a par value of US$0.0001 each, (ii) 3,109,000 shares are designated as Series Pre- A Preferred Shares with a par value of US$0.0001 each, (iii) 8,471,200 shares are designated as Series A Preferred Shares with a par value of US$0.0001 each, (iv) 10,127,579 shares are designated as Series B Preferred Shares with a par value of US$0.0001 each, and (v) 21,349,537 shares are designated as Series C Preferred Shares with a par value of US$0.0001 each.

6.

If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Statute and, subject to the provisions of the Statute and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.

In addition to the rights attaching to Shares under this Memorandum of Association, the Shares shall be also entitled to the rights set out in Schedule A. For the sake of clarity, the Schedule A forms an integral part of this Memorandum of Association. In the event of any conflict between the provisions of this Memorandum of Association and Schedule A, those in Schedule A shall prevail to the extent permitted by the applicable laws.

8.	Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF

Connect Biopharma Holdings Limited

(As adopted by a special resolution passed on December 1, 2020)

1.	In these Articles Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith,

“Additional Series C Investors”	has the meaning as set forth in the Series C Preferred Share Purchase Agreement.

“Advantech Capital”	means Advantech Capital II Connect Partnership L.P..

“Affiliate”	means, with respect to a Person, in case of a natural person, includes any other Person that is an Immediate Family Member of such Person; and, in case of a Person other than a natural person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of these Articles, the term “control” when used with respect to any Person shall mean the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “controlled” and “controlling” have meanings correlative to the foregoing. In the case of a Preferred Shareholder, the term “Affiliate” also includes (i) any shareholder of the Preferred Shareholder, (ii) any of such Preferred Shareholder’s or its shareholder’s general partners or limited partners, (iii) the fund manager managing the Preferred Shareholder or its shareholder (and general partners, limited partners and officers thereof) and other funds or entities managed by such fund manager, and (iv) trusts controlled by or for the benefit of any such Person referred to in (i), (ii) or (iii). For the avoidance of doubt, no Preferred Shareholder shall be deemed as an Affiliate of any Group Company.

“Articles”	means these articles of association of the Company as originally formed or as from time to time altered by Special Resolution.

“Business Day”	means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by Law to be closed in the Cayman Islands, the PRC, New York City and Hong Kong, with respect to any action to be undertaken or notice to be given in such jurisdiction.

“Benefit Plan”	has the meaning as set forth in the Series C Preferred Share Purchase Agreement.

“Board” and “Board of Directors”	means the board of directors for the time being of the Company.

“CEO”	means the chief executive officer of the Company and/or Connect Suzhou.

“CFO”	means the chief financial officer of the Company and/or Connect Suzhou.

“Company”	means the above named company.

“Charter Documents”	means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Competitive Business”	means any business that is the same as, similar to, or otherwise competing, or may compete, directly or indirectly, with the business of any Group Company.

“debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Directors”	means the directors for the time being of the Company.

“dividend”	includes an interim dividend and bonus issues.

“Electronic Record”	has the same meaning as given in the Electronic Transactions Law (as amended) of the Cayman Islands.

“Equity Securities”	means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the purchase or acquisition from such Person of any of the foregoing.

“ESOP”	means the share incentive option plan established by the Company under which certain Ordinary Shares held by Connect Union Inc. are reserved for future issuance to officers, directors, employees, consultants, or service providers of the Company.

“ESOP Holdco”	means Connect Union Inc.

“Force Majeure Event”	means an event beyond the reasonable control of either Party, which by its nature was not foreseen by such Party, or, if it was foreseen, was not reasonably avoidable, and includes without limitation, outbreak of epidemic, acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, threat, declaration, continuation, escalation or acts of war (declared or undeclared) or acts of terrorism, any unauthorized, unlawful access by a third party to either Party’s computing systems other than as a result of such Party’s, failure or shortage of energy sources, strike, walkout, lockout or other labor trouble or shortage, delays by unaffiliated suppliers, and acts, omissions or delays in acting by any competent authority.

“Founders”	mean Wubin Pan (潘武宾), a citizen of Canada with passport number GA336068, and Zheng Wei (郑伟), a citizen of the United States with passport number 566383998 (each a “Founder”).

“Founder Parties”	means the Founders and BioFortune Inc.

“Governmental Authority”	means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group Companies”	the Company, Connect Biopharma Hong Kong Limited (“Connect HK”), 苏州康乃德生物医药有限公司 (“Connect Suzhou”), 康乃德生物医药（北京）有限 公司, 康乃德生物医药（上海）有限公司, Connect Biopharma Australia PTY LTD (“Connect Australia”), Connect Biopharm LLC (“Connect US”) and their respective Subsidiaries from time to time, each is a “Group Company” and “Group” refers to all of the Group Companies collectively.

“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC.

“Immediate Family Member”	means, with respect to any natural person, (a) such Person’s spouse, parents, parents-in-law, grandparents, children, grandchildren, siblings and siblings-in-law (in each case whether adoptive or biological), (b) spouses of such Person’s children, grandchildren and siblings (in each case whether adoptive or biological) and (c) estates, trusts, partnerships and other Persons which directly or indirectly through one or more intermediaries are controlled by the foregoing.

“Intellectual Property”	means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

“IPO”	means the closing of the first firm commitment underwritten public offering of the Ordinary Shares of the Company (or securities representing such Ordinary Shares) or the Equity Securities of any other Group Company.

“Key Employee”	means each of the Founders and the full-time senior management of the Group Company

“Majority Shareholders”	means the holders of at least a majority of the voting power of the issued and outstanding shares of the Company (calculated on a fully-diluted and as-converted basis).

“Majority Series A Shareholders”	means the holder(s) of more than fifty percent (50%) of the voting power of the issued and outstanding Series A Preferred Shares.

“Majority Series B Shareholders”	means the holder(s) of more than fifty percent (50%) of the voting power of the issued and outstanding Series B Preferred Shares.

“Majority Series C Shareholders”	means the holder(s) of more than fifty percent (50%) of the voting power of the issued and outstanding Series C Preferred Shares.

“NMPA”	means the National Medical Products Administration (国家药品监督管理局) and its local counterparts.

“Member”	has the same meaning as in the Statute.

“month”	means calendar month.

“Ordinary Resolution”	means a resolution of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote present in person or by proxy and voting at the meeting, or a written resolution as provided in Article 47.

“Ordinary Shares”	means the ordinary shares, each with a par value US$0.0001 per share, in the share capital of the Company.

“Ordinary Shareholder”	means the holder of Ordinary Share.

“Ordinary Share Equivalents”	means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other securities convertible into or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

“paid-up”	means paid-up and/or credited as paid-up.

“Person”	means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC”	means the People’s Republic of China, but solely for the purposes of these Articles, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“Preferred Share”	means, collectively, the Series Pre-A Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares, and the Series C Preferred Shares.

“Preferred Shareholder”	means the holder of Preferred Shares.

“Primary Business”	has the meaning as set forth in the Shareholders Agreement.

“Qiming”	means Qiming Venture Partners V, L.P., Qiming Managing Directors Fund V, L.P., Qiming Venture Partners VII, L.P., Qiming VII Strategic Investors Fund, L.P. and its Affiliates or assignees.

“Qualified IPO”	has the meaning ascribed to it in the Shareholders Agreement.

“RA Capital”	means RA Capital Healthcare Fund, L.P., BLACKWELL PARTNERS LLC – SERIES A and RA Capital NEXUS Fund, L.P..

“Related Party”	means any senior officer, director, supervisory board member, Key Employees of any Group Company, or holder of ten percent (10%) or more of any Equity Security of any Group Company, and any Affiliate of any of the foregoing.

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“registered office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an Assistant Secretary and any Person appointed to perform the duties of Secretary of the Company.

“Series Pre-A Preferred Shares”	means the series Pre-A convertible preferred shares, par value US$0.0001 per share, in the authorized share capital of the Company, each having the rights, preferences, privileges and restrictions as set forth in these Articles.

“Series Pre-A Issue Price”	means US$1.5661 with respect to each Series Pre-A Shareholder as adjusted for share dividends, consolidation, splits, combinations, recapitalizations or similar events.

“Series Pre-A Shareholder”	means the holder of Series Pre-A Preferred Shares.

“Series A Preferred Shares”	means the series A convertible preferred shares, par value US$0.0001 per share, in the authorized share capital of the Company, each having the rights, preferences, privileges and restrictions as set forth in these Articles.

“Series A Issue Price”	means US$2.3691, as adjusted for share dividends, consolidation, splits, combinations, recapitalizations or similar events.

“Series A Shareholder”	means the holder of Series A Preferred Shares.

“Series B Preferred Shares”	means the Series B redeemable convertible preferred shares, each with a par value US$0.0001 per share, in the share capital of the Company.

“Series B Issue Date”	means December 20, 2018.

“Series B Issue Price”	means US$5.4307, as adjusted for share dividends, consolidation, splits, combinations, recapitalizations or similar events.

“Series B Shareholder”	means the holder of Series B Preferred Shares.

“Series C Preferred Shares”	means the Series C redeemable convertible preferred shares, each with a par value US$0.0001 per share, in the share capital of the Company.

“Series C Issue Date”	means, with respect to Series C Preferred Shares issued to Series C Shareholders other than Orchids Limited, means August 21, 2020; with respect to Series C Preferred Shares issued to Orchids Limited and the Additional Series C Investors, means December 1, 2020.

“Series C Issue Price”	means US$6.3233, as adjusted for share dividends, consolidation, splits, combinations, recapitalizations or similar events.

“Series C Shareholder”	means the holder of Series C Preferred Shares.

“Series C Preferred Share Purchase Agreement”	means a Series C Preferred Share Purchase Agreement dated as of December 1, 2020 entered into by and among the Group Companies, the Founder Parties, and Additional Series C Investors.

“Shanghai Minhui”	means 上海旻荟企业管理咨询合伙企业（有限合伙）.

“Shares”	means, collectively, the Ordinary Shares and the Preferred Shares of the Company (with each of such Shares being referred to as a “Share”).

“Shareholders Agreement”	means the Second Amended and Restated Shareholders Agreement dated as of December 1, 2020 entered into by and among the Group Companies, the Founder Parties, the Ordinary Shareholders and the Preferred Shareholders.

“Special Resolution”	subject to Section 4 (a) of Schedule A, has the same meaning as in the Statute and includes a unanimous written resolution of all Members entitled to vote and expressed to be a special resolution.

“Statute”	means the Companies Law (as revised) of the Cayman Islands, including any amendment thereto.

“Stock Exchange”	means the NASDAQ, the New York Stock Exchange, the Main Board of The Stock Exchange of Hong Kong Limited, the Shenzhen Stock Exchange, the Shanghai Stock Exchange, or such other internationally recognized stock exchange (other than the National Equities Exchange and Quotations (全国中小企业股份转让系统) in the PRC) permitted or approved under the Shareholders Agreement.

“Subsidiary”	means, with respect to any given Person, any other Person that is controlled directly or indirectly by such given Person.

“Transaction Documents”	has the meaning ascribed to it in the Shareholders Agreement.

“Trade Sale”	means any of the following events:

(a)   any consolidation, amalgamation, scheme of arrangement or merger of any Group Company with or into any other Person or other reorganization in which the Shareholders or shareholders of such Group Company will, immediately after such event, own less than fifty percent (50%) of such Group Company’s or surviving entity’s voting power in the aggregate immediately after such event;

(b) a sale, lease, transfer or other disposition of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company;

(c)   a sale, transfer, lease or other disposition of all or substantially all of the assets (including Intellectual Property) of the Group Companies (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of the Group Companies); or

(d) the exclusive licensing of all or substantially all of the Group Companies’ Intellectual Property to a third party.

“Vast Majority Shareholders”	mean (i) the holders of at least a majority of the voting power of the issued and outstanding Ordinary Shares (the “Majority Ordinary Shareholders”); and (ii) the holders of at least two thirds of the voting power of the issued and outstanding Company shares Preferred Shares (calculated on a fully-diluted and as-converted basis).

“US”	means the United States of America.

“US$”	means the US dollars, the lawful currency of the US.

Capitalised terms that are not defined in these Articles (including Schedule A hereto) bear the same meaning as those given in the Shareholders Agreement.

Words importing the singular number include the plural number and vice-versa.

Words importing the masculine gender include the feminine gender.

“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

Any phrase introduced by the terms “include”, “including”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

References to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time.

Headings are inserted for reference only and shall be ignored in construing these Articles.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.

(a) Each Member shall be entitled to a share certificate. Share certificates representing Shares of the Company shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other Person authorized by the Directors. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the Person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorize certificates to be issued with the seal and authorized signature(s) affixed by some method or system of mechanical process.

(b)

The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one Person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

5.

If a share certificate be defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

ISSUE OF SHARES

6.	Subject to these Articles and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing Shares:

(a)

the Directors may allot, issue, grant options over or otherwise dispose of Shares of the Company with or without preferred, deferred or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise and to such Persons, at such times and on such other terms as they think proper.

(b)	The Board may issue warrants to subscribe for any class or series of Shares or other securities of the Company on such terms as it may from time to time determine.

(c)

The Directors may issue Shares against payment in cash or against payment in kind (which may, in the sole determination of the Directors, include tangible assets, services or any other valuable property).

(d)	The Company shall not issue shares, warrants, coupons or certificates in bearer form.

7.	The Company shall maintain or cause to be maintained a Register of Members in accordance with the Statute.

TRANSFER OF SHARES

8.

The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

9.

The Directors, solely subject to and in accordance with contractual commitments regarding the transfer of Shares that the Company may from time to time have, may decline to register any transfer of Shares in violation of such commitments. If the Directors refuse to register a transfer they shall notify the transferee within two (2) months of such refusal.

10.

The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five (45) days in any year.

REDEEMABLE SHARES

11.

(a) Subject to the provisions of the Statute and in accordance with these Articles and the Shareholders Agreement, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such shares shall be effected in accordance with the Statute and these Articles or in such manner as the Company may, by Special Resolution, determine before the issuance of such shares.

(b)

Subject to the provisions of the Statute and these Articles, the Company may purchase its own shares (including any redeemable shares), provided that the Board shall have approved the manner of purchase in writing. The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute and these Articles, including out of capital.

VARIATION OF RIGHTS OF SHARES

12.

(a) Subject to and without prejudice to the other provisions under these Articles (including Schedule A hereto), if at any time the share capital of the Company is divided into different classes or series of Shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the Shares of that class or series) may, whether or not the Company is being wound-up and except where these Articles or the Statute impose any stricter quorum, voting or procedural requirements in regard to the variation of rights attached to a specific class or series, be varied with the consent in writing of the holders of at least 50% of the then issued and outstanding Shares of that class or series.

(b)

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares except that the necessary quorum shall be one or more Persons holding or representing in person or by proxy at least 50% of the then issued and outstanding Shares of the class or series and that any holder of shares of the class or series present in person or by proxy may demand a poll.

13.

The rights conferred upon the holders of the Shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class or series, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

14.

The Company may in so far as the Statute from time to time permits pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

PREFERRED SHARES

15.	The Preferred Shares shall have the rights conferred upon them under Schedule A attached hereto.

16.	Each Ordinary Share in the Company shall be junior and subordinate to the rights of the Preferred Shares pursuant to these Articles.

17.

In addition to any other rights attaching to the Preferred Shares, each Preferred Share in the Company confers on the holder the rights set out in Schedule A attached hereto. For the sake of clarity, Schedule A forms part of the Articles; provided that in the event of any conflict between the conditions in these Articles and Schedule A, Schedule A shall prevail.

NON-RECOGNITION OF TRUSTS

18.

No Person shall be recognized by the Company as holding any Share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

19.

The Company shall have a first and paramount lien and charge on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other Person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of these Articles. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other amounts payable in respect of that share.

20.

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) days after a notice in writing has been given to the registered holder or holders for the time being of the shares, or the Person, of which the Company has notice, entitled thereto by reason of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

21.

To give effect to any such sale, the Directors may authorize any Person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

22.

The net proceeds of such sale after payment of costs shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the Person entitled to the shares at the date of the sale.

CALL ON SHARES

23.

(a) Subject to the terms of the allotment the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether in respect of par value or premium or otherwise), and each Member shall (subject to receiving at least fourteen (14) days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by installments. A Person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

24.

If a call remains unpaid after it has become due and payable, the Person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest either wholly or in part.

25.

An amount payable in respect of a share on allotment or at any fixed date, whether on account of the par value or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if such amount had become payable by virtue of a call duly made and notified.

26.	The Directors may issue shares with different terms as to the amount and times of payment of calls or interest to be paid.

27.

(a) The Directors may, if they think fit, receive from any Member willing to advance all or any part of the monies uncalled and unpaid upon any shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

(b)

No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

28.

(a) If a Member fails to pay any call or instalment of a call or to make any payment required by the terms the terms of issue on the day appointed for payment thereof, the Directors (excluding the Director(s) appointed by the Member whose Shares are subject to the forfeiture hereunder) may, at any time thereafter during such time as any part of the call, installment or payment remains unpaid, give notice requiring payment of so much of the call, installment or payment as is unpaid, together with any interest which may have accrued. Such notice will name a day on or before which the payment shall be made, and shall state that, in the event of non-payment on or before the fifteenth (15th) Business Day following the date of such notice, all of the Shares will be subject to being forfeited.

(b)

If the required payment is not made on or before the fifteenth (15th) Business Day following the date of any such notice, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors of the Board (excluding the Director appointed by the shareholder whose shares are subject to the forfeiture) to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

29.

A forfeited share may be sold or cancelled or otherwise disposed of on such terms and in such manner as the directors of the Board (excluding the director appointed by the shareholder whose shares are subject to the forfeiture) think fit.

30.

A Person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

31.

A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all Persons claiming to be entitled to the share. The certificate shall (subject to the execution of an instrument of transfer) constitute good title to the share and the Person to whom the share is sold or disposed of shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

32.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

33.

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only Persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other Persons.

34.

(a) Any Person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the Share or to make some Person nominated by him as the transferee, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his death or bankruptcy as the case may be.

(b)	If the Person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

35.

A Person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

36.	(a) Subject to the provisions of the Statute and these Articles (including Schedule A hereto), the Company may by Ordinary Resolution:

(i)

increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)

by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

(iv)	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any Person.

37.

(a) All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(b)	Subject to the provisions of the Statute and these Articles (including Schedule A hereto), the Company may by Special Resolution:

(i)	change its name;

(ii)	alter or add to these Articles;

(iii)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(iv)	reduce its share capital and any capital redemption reserve fund.

(c)	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

38.

For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

39.

In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

40.

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

41.

(a) Subject to paragraph (c) hereof, if so determined by the Directors, the Company shall hold its annual general meetings and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten (10) o’clock in the morning.

(b)	At these meetings the report of the Directors (if any) shall be presented.

(c)	Unless required by the Statute, the Company may but shall not be obligated to hold an annual general meeting.

42.

(a) The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth (1/10) of the then issued and outstanding shares as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)

If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

43.

At least ten (10) days’ notice shall be given for an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company; provided that a general meeting of the Company shall, whether or not the notice specified in these Articles has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)

in the case of an annual general meeting by the Members (or their proxies) holding not less than fifty percent (50%) of the total issued and outstanding share capital of the Company on an as-converted basis entitled to attend and vote thereat; and

(b)

in the case of any other general meeting by the Members (or their proxies) holding not less than fifty percent (50%) of the total issued and outstanding share capital of the Company on an as-converted basis entitled to attend and vote thereat.

44.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any Person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

45.

The Majority Ordinary Shareholders, the Majority Series C Shareholders, the Majority Series B Shareholders and the Majority Series A Shareholders together present in person or by proxy or if a company or other non-natural person by its duly authorised representative shall be a quorum. Subject to Article 48, no business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business.

46.

A Person may participate at a general meeting by conference telephone or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other. Participation by a Person in a general meeting in this manner is treated as presence in person at that meeting.

47.

A resolution (including a Special Resolution) in writing (in one or more counterparts) shall be as valid and effective as if the resolution had been passed at a duly convened and held general meeting of the Company if it is signed by all Members.

48.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

49.

The Chairman, if any, of the Board shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting. If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

50.

The Chairman of any general meeting at which a quorum is present may, with the consent of the meeting, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

51.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any Member or Members present in person or by proxy collectively holding at least ten percent (10%) of the total issued and outstanding share capital of the Company on an as-converted basis entitled to attend and vote thereat at the meeting.

52.

Subject to the provisions of these Articles, unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

53.	The demand for a poll may be withdrawn.

54.

Subject to the provisions of these Articles, except on a poll demanded on the election of a Chairman or on a question of adjournment, a poll shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

55.

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the general meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

56.

A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

57.

Except as otherwise required by law or as set forth herein, the holder of any shares issued and outstanding shall have one vote for each Share held by such holder, and shall vote on all matters except as specifically provided herein or as otherwise required by law.

58.

In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

59.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bon is, or other Person in the nature of a committee, receiver or curator bon is appointed by that court, and any such committee, receiver, curator bon is or other Persons may vote by proxy.

60.

No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

61.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

62.	On a poll or on a show of hands votes may be given either Personally or by proxy.

PROXIES

63.

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointer or of his attorney duly authorized in writing, or, if the appointer is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

64.

The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointer that the instrument of proxy duly signed is in the course of transmission to the Company. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

65.

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

66.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

67.

Any corporation or other non-natural Person which is a Member of record of the Company may in accordance with its constitutional documents or in the absence of such provision by resolution of its directors or other governing body authorize such Person as it thinks fit to act as its representative at any meeting of the Company or of any class or series of Members of the Company, and the Person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

68.

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

69.

The Company shall have, and the Parties hereto agree to cause the Company to have, a Board consisting of seven (7) Directors, with the composition of the Board as follows: (i) the Founders shall be exclusively entitled to designate, appoint, remove, replace and reappoint four (4) Directors (the “Founder Directors”); (ii) for so long as Qiming directly or indirectly holds no less than eight percent (7%) of the outstanding share capital of the Company (on a fully diluted and as-converted basis), Qiming shall be exclusively entitled to designate, appoint, remove, replace and reappoint one (1) Director (the “Series A Director”); (iii) for so long as Advantech Capital directly or indirectly holds no less than eight percent (7%) of the outstanding share capital of the Company (on a fully diluted and as-converted basis), Advantech Capital shall be exclusively entitled to designate, appoint, remove, replace and reappoint one (1) Director (the “Series B Director”); and (iv) for so long as RA Capital directly or indirectly holds no less than seven percent (7%) of the outstanding share capital of the Company (on a fully diluted and as- converted basis), RA Capital shall be exclusively entitled to designate, appoint, remove, replace and reappoint one (1) Director (the “Series C Director”, together with the Series A Director and Series B Director, collectively the “Investor Directors”). At the request of Advantech Capital or RA Capital, the Company agrees to take such action, and each Party agrees to take such action, to the extent within its power, to cause the Connect Suzhou and Connect US to have (i) a board of directors or similar governing body (the “Subsidiary Board”); (ii) the authorized size of each Subsidiary Board shall at all times be the same as the size of the Board; (iii) the composition of each Subsidiary Board shall at all times consist of the same persons as those designated to serve on the Board pursuant to this Article 69; and (iv) the quorum for meeting of the Subsidiary Board shall at all times be the same as that required for a meeting of the Board pursuant to Article 91.

70.	Series B Director and Series C Director shall be members of any committee set up by the Board.

REMUNERATION OF DIRECTORS

71.

The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine, from time to time. The Directors shall also be entitled to be paid their traveling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

72.

The Directors may award special remuneration to any Director of the Company for any service other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

DIRECTORS’ INTERESTS

73.

A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

74.

A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

75.

A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

76.

No Person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

77.

A general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a Member, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

NO MINIMUM SHAREHOLDING

78.	A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

ALTERNATE DIRECTORS

79.

Any Director (other than an alternate Director) may by writing appoint any other Director, or any other Person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him. An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointer is a member, to attend and vote at every such meeting at which the Director appointing him is not Personally present, and generally to perform all the functions of his appointer as a Director in his absence. An alternate Director shall cease to be alternate Director if his appointer ceases to be a Director. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors. An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

POWERS AND DUTIES OF DIRECTORS

80.

Subject to the provisions of the Statute, these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

81.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

82.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

83.

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

84.

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

DELEGATION OF DIRECTORS’ POWERS

85.

The Directors (acting as a Board) may delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him; provided that an alternate Director may not act as a managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

86.

The Directors may by power of attorney or otherwise appoint any Person to be the agent of the Company on such conditions as the Directors may determine; provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

87.

The Directors may appoint such officers as they consider necessary on such terms, at such remuneration as may be determined by the Directors and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

88.

The Directors may delegate any of their powers to any committee consisting of one or more Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by these Articles regulating the proceedings of Directors, so far as they are capable of applying.

89.

The Directors may from time to time and at any time by powers of attorney appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

90.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Persons to be members of such committees or local boards or any managers or agents.

PROCEEDINGS OF DIRECTORS

91.

The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit and, in any event, the Directors shall hold no less than one (1) Board meeting every quarter, unless otherwise agreed by an affirmative vote of the majority of the Directors, and in a location agreed to by a majority of the Directors or through telephone or video conference, which shall among other things, discuss quarterly operating report of the Company. A meeting of the Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other equipment which allows all participants in the meeting to speak to and hear each other simultaneously) at least two-third (2/3) of the number of Directors of the Company then in office, provided that such Directors shall include the Investor Directors and the Founder Directors, and the Parties shall cause the foregoing to be the quorum requirements for the Board. An alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting if his appointer is not present. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the directors present shall be a quorum. Subject to Section 4 of Schedule A, resolutions of the Board can be passed only upon affirmative votes of a simple majority of all the Directors present in person or by proxy in a duly constituted Board meeting. Each Director shall be entitled to one (1) vote; provided that each Founder, as the Director, shall be entitled to two (2) or more votes that can ensure the Founder Parties to control the majority votes of the Board.

92.

Questions arising at any meeting of the Directors shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum. A Director who is also an alternate Director shall be entitled in the absence of his appointer to a separate vote on behalf of his appointer in addition to his own vote. In case of an equality of votes, the Chairman shall have a second or casting vote.

93.

A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least seven (7) days’ notice in writing to every Director and alternate Director which notice shall set forth the time and place of the meeting and the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held. Notice of a meeting of Directors shall be deemed to be duly given to a Director if it is given to him Personally in writing or by word of mouth or sent to his last known address or any other address given by him to the Company for this purpose.

94.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

95.

The Chairman of Board shall be the director appointed by the Founder Parties; but if no such Chairman is appointed, or if at any meeting the Chairman is not present within fifteen (15) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

96.

All acts done by any meeting of the Directors or of a committee of Directors (including any Person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

97.

Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can communicate with each other at the same time. Participation by a Person in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the Chairman of the meeting is at the start of the meeting.

98.

A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointer) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee of Directors, as the case may be, duly convened and held.

99.

A Director, but not an alternate Director, may be represented at any meetings of the Board by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 63-66 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

100.	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)

if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	if he is found a lunatic or becomes of unsound mind; or

(e)	if he is removed by a shareholder vote by the holders of the class or series of shares that originally appointed him, as set forth in Article 69.

APPOINTMENT AND REMOVAL OF DIRECTORS

101.

Any Director who shall have been elected by a specified group of Members may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the group of Members then entitled to elect such Director in accordance with Article 69, given at a special meeting of such Members duly called or by an action by written consent for that purpose. Any vacancy in the Board of Directors caused as a result of such removal or one or more of the events set out in Article 100 and Article 101 of any Director who shall have been elected by a specified group of Members, may be filled by, and only by, the affirmative vote of the group of Members then entitled to elect such Director in accordance with Article 69, given at a special meeting of such Members duly called or by an action by written consent for that purpose, unless otherwise agreed upon among such Members; provided further that the said approval process by the majority of the Board shall in no event unfairly deprive a specified group’s right to appoint a replacement director in accordance with Article 69.

PRESUMPTION OF ASSENT

102.

A Director of the Company who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the Person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such Person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

103.

(a) The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors, in that behalf and every instrument to which the Seal has been affixed shall be signed by one Person who shall be either a Director or the Secretary or Secretary-Treasurer or some Person appointed by the Directors for the purpose.

(b)

The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)

A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

104.

The Directors may appoint such officers of the Company as they consider necessary, all for such terms, at such remuneration to be determined by the Directors and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

105.

The CEO shall be nominated by the Founder Parties and appointed or discharged by the Board. The CFO shall be nominated by the any Founder Party or holder of Preferred Shares and appointed or discharged by the Board. Management officers except for CEO and CFO shall be nominated by the CEO, and appointed or discharged by the Board.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

106.

(a) Subject to the Statute and Schedule A of these Articles, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company issued and outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor and in accordance with the provisions of this Article 106.

(b)

Holders of the shares shall be entitled to receive out of any funds legally available therefor, when, as and if declared by the Directors, non-cumulative dividends, as well as any non-cash dividends when, as and if declared by the Directors.

(c)

In the event the Company shall declare a distribution other than in cash, the holders of shares shall be entitled to a proportionate share of any such distribution when, as and if declared by the Directors.

107.

The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

108.	No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the share premium account or as otherwise permitted by the Statute.

109.

If dividends or distributions are to be declared on a class or series of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class or series issued and outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of these Articles as paid on the share.

110.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

111.

The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members on the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

112.

Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such Person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the Person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

113.	No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

114.

The Directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorize any Person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

115.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company;

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

116.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or these Articles or authorized by the Directors or by the Company in general meeting.

117.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

118.	The Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

119.

The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The remuneration of any Auditor appointed by the Directors under these Articles may be fixed by the Directors.

120.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

121.

Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

122.

Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex, facsimile or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, shall be sent by airmail.

123.

(a) Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted.

(b)

Where a notice is sent by cable, telex, or facsimile, service of the notice shall be deemed to be effected by properly addressing, and sending such notice and shall be deemed to have been received on the same day that it was transmitted.

(c)

Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

124.	A notice may be given by the Company to the joint holders of record of a Share by giving the notice to the joint holder first named on the Register of Members in respect of the share.

125.

A notice may be given by the Company to the Person or Persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the Persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

126.

Notice of every general meeting shall be given in any manner hereinbefore authorized to every Person shown as a Member in the Register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every Person upon whom the ownership of a share devolves by reason of his being a legal Personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other Person shall be entitled to receive notices of general meetings.

WINDING UP

127.

Subject to these Articles (including Schedule A hereto), if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes or series of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

LIQUIDATION

128.

Subject to these Articles (including Schedule A hereto), if the Company shall be wound up, and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. These Articles are to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

INDEMNITY

129.

Every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful neglect or default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through fraud, dishonest, willful neglect or default of such Director, agent or officer.

FINANCIAL YEAR

130.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

131.

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

SCHEDULE A

The holders of Preferred Shares shall, in addition to any other rights conferred on them under the Articles have the following rights and obligations:

1. Preemptive Right.

(a) General. The Company hereby grants to each of the Preferred Shareholders (“Rights Holder”) the right of first refusal to purchase up to all of such Rights Holder’s Pro Rata Share (as defined below) of any New Securities (as defined below), and the right to oversubscribe if any other Rights Holder elects not to purchase its Pro Rata Share of such New Securities, at the same price and subject to the same terms and conditions as offered to the other purchaser(s) (the “Preemptive Right”).

(b) Pro Rata Share. A Rights Holder’s “Pro Rata Share” for purposes of the Preemptive Right shall be equal to (i) the total number of the New Securities, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares (calculated on an as-converted but otherwise non-diluted basis) held by such Rights Holder and the denominator of which shall be the total number of Ordinary Shares (calculated on an as-converted but otherwise non-diluted basis) then outstanding in each case immediately prior to the issuance of New Securities giving rise to the Preemptive Right.

(c) New Securities. For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued from time to time after the date hereof, EXCEPT FOR:

(i). any Ordinary Shares or Ordinary Share Equivalents issued under the ESOP approved by the Shareholders and the Board in accordance with the Shareholders Agreement and the Articles;

(ii). any Ordinary Shares or Ordinary Share Equivalents issued or issuable upon the conversion of the Preferred Shares;

(iii). any Preferred Shares issued under the Series C Preferred Share Purchase Agreement;

(iv). any Equity Securities of the Company issued as a dividend or distribution on any Preferred Shares;

(v). any Equity Securities of the Company issued in connection with any share split or subdivision, share dividend, reclassification or other similar event in which all Rights Holders are entitled to participate on a pro rata basis in accordance with their respective shareholding percentages in the Company (calculated on a fully-diluted and as-converted basis) immediately prior to the consummation of such transaction;

(vi). any Equity Securities of the Company issued pursuant to the Qualified IPO;

(vii). any Series C Preferred Shares issued pursuant to Section 12.2(c) of the Shareholders Agreement; and

(viii). any Equity Securities of the Company issued pursuant to the bona fide acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, provided that the requisite approval for such transaction pursuant to Section 4(a) of Schedule A has been obtained.

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(d) Procedures.

(i). First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities, and the identity and address of the proposed subscribers or purchasers for such New Securities. Each Rights Holder shall have thirty (30) days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree in writing to purchase up to such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share). If any Rights Holder fails to so respond in writing within the First Participation Period, then such Rights Holder shall forfeit the right hereunder to purchase its Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(ii). Second Participation Notice; Oversubscription. If any Rights Holder fails or declines to exercise its Preemptive Right in full in accordance with subsection (i) above, the Company shall promptly give notice (the “Second Participation Notice”) to the other Rights Holders who exercised their Preemptive Right in full in accordance with subsection (i) above (the “Right Participants”) within three (3) Business Days of the expiry of the First Participation Period. Each Right Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days of the telephone notice. If, as a result thereof, the aggregate Additional Number exceeds the total number of the remaining New Securities available for purchase, each Right Participant’s Additional Number shall be reduced to the lesser of (x) the Additional Number, and (y) the product obtained by multiplying (A) the number of the remaining New Securities available for oversubscription by (B) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted but otherwise non-diluted basis) held by such oversubscribing Right Participant immediately prior to the exercise of the Preemptive Right and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted but otherwise non-diluted basis) held by all the oversubscribing Right Participants immediately prior to the exercise of the Preemptive Right; provided that in no event shall any Right Participant’s aggregate shareholding percentage in the Company immediately after such purchase of Additional Number exceeds twenty-five percent (25%) of the total outstanding share capital of the Company. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 1(d) and the Company shall so notify the Right Participants within fifteen (15) Business Days following the date of the Second Participation Notice.

(e) Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Rights Holder exercises the Preemptive Right within the First Participation Period, the Company shall have one hundred (100) days thereafter to sell any New Securities described in the First Participation Notice with respect to which the Preemptive Right hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than those specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such one hundred (100) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 1.

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(f) Assignment to Affiliates. Any Rights Holder shall be entitled to assign its right to purchase any New Securities pursuant to this Section 1 to any of its Affiliates (which shall not be a Competitor (as defined below) of the Company) upon written notice to the Company, provided that such Affiliate executes a deed of adherence substantially in the form set out in Exhibit I in the Shareholders Agreement and becomes a party to, and is bound by, the Shareholders Agreement.

2. Transfer Restrictions.

(a) Share Transfer Restriction.

(i). Subject to this Section 2 hereof, at any time before a Qualified IPO is consummated, (A) without the prior written approval of the Vast Majority Shareholders, each of the Founder Parties and any employee directly or indirectly owns more than 1% of the total share capital of the Company (each, a “Restricted Holder”) shall not sell, transfer, assign, pledge, hypothecate or otherwise encumber or dispose of in any way or otherwise grant any interest or right with respect to (“Transfer”), its Equity Securities in the Company, directly or indirectly, now or hereafter, owned or held by it; and (B) without the prior written approval of the Founder Parties, Shanghai Minhui shall not Transfer its Equity Securities in the Company, directly or indirectly, now or hereafter, owned or held by it. The Restricted Holder and all other Ordinary and Preferred Shareholders shall not, in any way, Transfer its Equity Securities in the Company, directly or indirectly, now or hereafter, owned or held by it to any Competitor (as defined below) without the consent of the Company.

(ii). Notwithstanding any other provision of these Articles, no Transfer of Equity Securities in the Company may be made by any Restricted Holder, Ordinary and Preferred Shareholders unless (a) the transferee has agreed in writing to be bound by the terms and conditions of these Articles pursuant to a deed of adherence substantially in the form of Exhibit I of the Shareholders Agreement and (b) the Transfer complies with all respects with applicable securities laws, including the inclusion of any required legend covering applicable securities laws on certificates Transferred or newly issued in respect of such Equity Securities.

(iii). Any Transfer of Equity Securities of the Company not made in compliance with these Articles and other Transaction Documents (as applicable) shall be null and void as against the Company, shall not be recorded on the books of the Company and shall not be recognized by the Company or any other Party.

(iv). Each of the Restricted Holders and Shanghai Minhui agrees not to circumvent or otherwise avoid the transfer restrictions or intent thereof set forth in these Articles, whether by holding the Equity Securities of the Company indirectly through another Person or by causing or effecting, directly or indirectly, the Transfer or issuance of any Equity Securities by any such Person, or otherwise. Each Restricted Holder furthermore agrees that, so long as any of the Founder Parties is bound by these Articles, the Transfer, sale or issuance of any Equity Securities held by ESOP Holdco without the prior approval of the Vast Majority Shareholders and the Board shall be prohibited, and each such Restricted Holder agrees not to make, cause or permit any Transfer, sale or issuance of any Equity Securities held by ESOP Holdco without the prior approval of the Vast Majority Shareholders and the Board. Any purported Transfer, sale or issuance of any Equity Securities held by ESOP Holdco in contravention of these Articles shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and no Party (including without limitation, any of the Founder Parties) shall recognize any such Transfer, sale or issuance. Notwithstanding the foregoing, the above restrictions on Transfer, sale or issuance of Equity Securities held by ESOP Holdco shall not apply to the implementation of the ESOP approved pursuant to Section 4 (a)(xv).

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(v). In order to ensure compliance with the terms of these Articles and other Transaction Documents (as applicable), the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company acts as transfer agent for its own securities, it may make appropriate notations to the same effect in its own records.

(b) Rights of First Refusal.

(i). Transfer Notice. If any Ordinary Shareholder (a “Transferor”) proposes to Transfer all or a portion of its Equity Securities, held directly or indirectly, of the Company or any interest therein to any third parties, then the Transferor shall give the Company and each of the Preferred Shareholders a written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (A) a description of the Equity Securities to be Transferred (the “Offered Shares”), (B) the identity and address of the prospective transferee and (C) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall also certify that the Transferor has received a definitive offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(ii). Option of the ROFR Shareholders.

The Preferred Shareholders (each, individually, a “ROFR Shareholder”, and collectively, the “ROFR Shareholders”) shall have an option for a period of thirty (30) Days following receipt of the Transfer Notice (the “Option Period”) to determine whether to elect to purchase all or a portion of its respective Pro Rata Share of the Offered Shares, at the same price and subject to the same terms and conditions as described in the Transfer Notice, exercisable by written notice to the Transferor and the Company before expiration of the Option Period.

If any ROFR Shareholder fails or declines to exercise its right of first refusal in accordance with the above, the Transferor shall promptly give notice (the “Second Transfer Notice”) to the ROFR Purchasers electing to fully purchase all of its Pro Rata Share of the Offered Shares (the “Over-Exercising Shareholders”). Each Over-Exercising Shareholder shall have five (5) Business Days from the date of the Second Transfer Notice to notify the Transferor of its desire to purchase more than its Pro Rata Share of the Offered Shares, stating the number of the additional Offered Shares it proposes to purchase (the “Additional Offered Shares” Such notice may be made by telephone if confirmed in writing within two (2) Business Days of the telephone notice. If, as a result thereof, such over-exercising exceeds the total number of the remaining Offered Shares available for purchase, each Over-Exercising Shareholder will be cut back with respect to its over-exercising to such number of remaining Offered Shares equal to the lesser of (x) the Additional Offered Shares and (y) the product obtained by multiplying (A) the number of the remaining Offered Shares available for purchase by (B) a fraction, the numerator of which is the number of Ordinary Shares held by such Over-Exercising Shareholder (calculated on an as-converted but otherwise non-diluted basis) and the denominator of which is the total number of Ordinary Shares held by all the Over-Exercising Shareholders (calculated on an as-converted but otherwise non-diluted basis); provided that in no event shall any Over-Exercising Shareholder’s aggregate shareholding percentage in the Company immediately after such purchase of Additional Offered Shares exceed twenty-five percent (25%) of the total outstanding share capital of the Company.

A ROFR Shareholder’s “Pro Rata Share” of such Offered Shares shall be equal to (A) the total number of such Offered Shares, multiplied by (B) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares (calculated on an as-converted but otherwise non-diluted basis) held by such ROFR Shareholder on the date of the Transfer Notice and the denominator of which shall be the total number of Ordinary Shares (calculated on an as-converted but otherwise non-diluted basis) held by all ROFR Shareholders on such date.

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Subject to applicable securities Laws, each ROFR Shareholder who elects to exercise its right of first refusal in whole or in part pursuant to this Section 2(b) (the “Exercising Shareholder”) shall be entitled to apportion Offered Shares to be purchased among its Affiliates (which shall not be the Competitor (as defined below) of the Company), provided that such Exercising Shareholder notifies the Transferor in writing in advance and such Affiliates shall execute and deliver such documents (including a deed of adherence substantially in the form set out in Exhibit I of the Shareholders Agreement) and take such other actions as may be necessary for such Affiliates to join in and be bound by the terms of these Articles and other Transaction Documents (as applicable) as a “Preferred Shareholder” (as the case may be, and if not already a Party hereto) upon and after such Transfer.

(c) Right of Co-Sale.

(i). To the extent any of the ROFR Shareholders does not exercise its right of first refusal as to any of its Pro Rata Share of the Offered Shares proposed to be sold by the Transferor to the other third party transferee identified in the Transfer Notice, the Transferor shall promptly give written notice (the “Co-Sale Notice”) thereof to each such ROFR Shareholder not exercising its right of first refusal pursuant to Section 2(b) (each, a “CSR Shareholder”), specifying the total number of the Offered Shares in the Transfer (the “Co-Sale Shares”), including both Equity Securities to be Transferred to the third party transferee and Equity Securities to be Transferred to the Exercising Shareholders. Each CSR Shareholder shall have the right to participate in such sale to the third party transferee and/or Exercising Shareholders identified in the Transfer Notice of the Co-Sale Shares, on the same terms and conditions as specified in the Transfer Notice (but in no event less favorable than the terms and conditions offered to the Transferor) by notifying the Transferor in writing within fifteen (15) Days following the date of the Co-Sale Notice. Such CSR Shareholder’s notice to the Transferor shall set forth the number of Preferred Shares (on both an absolute and as-converted to Ordinary Shares basis) that such CSR Shareholder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such CSR Shareholder. To the extent one or more ROFR Shareholders exercise such right of co-sale, the number of Offered Shares that the Transferor may sell in the Transfer to the third-party transferee and/or Exercising Shareholders identified in the Transfer Notice shall be correspondingly reduced. If the proposed transferee or Exercising Shareholder in any Transfer of the Offered Shares refuses to purchase from any CSR Shareholder electing to participate in such sale, the Transferor shall not consummate such Transfer of the Offered Shares to such proposed transferee or Exercising Shareholder.

(ii). Co-Sale Pro Rata Portion. The total number of Equity Securities that each CSR Shareholder may elect to sell shall be equal to the product of (A) the aggregate number of the Co-Sale Shares, multiplied by (B) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted but otherwise non-diluted basis) owned by such CSR Shareholder on the date of the Transfer Notice and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted but otherwise non-diluted basis) held by all CSR Shareholders and the selling Transferor immediately on the date of the Transfer Notice (the “Co-Sale Pro Rata Portion”).

(iii). If any Transferor Transfers all or a portion of its Equity Securities of the Company not in compliance with the terms set forth in Section 2(c), CSR Shareholders is entitled to transfer its Co-Sale Shares to the Transferor in default and the Transferor in default shall purchase such Co-Sale Shares upon the terms and conditions specified in the Transfer Notice.

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(d) Non-Exercise of Rights.

In the event that the ROFR Shareholders: (i) do not elect to purchase the Offered Shares in accordance with Section 2(b), and (ii) do not exercise their rights to participate in the sale of Offered Shares in accordance with Section 2(c), and/or expressly notify the Transferor that they do not intend to excise such aforementioned rights within thirty (30) Days after receiving the Transfer Notice, the Transferor may, no later than one hundred (100) days following the expiration of the Option Period, transfer the Offered Shares to the transferee identified in the Transfer Notice upon the terms and conditions specified in the Transfer Notice, and shall deliver a sealed copy of such Transfer agreement to the ROFR Shareholders with fifteen (15) days after the execution thereof. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Ordinary Shares by the Transferor, shall again be subject to the right of first refusal and the co-sale right of the ROFR Shareholders and shall require compliance by the Transferor with the procedures described in Section 2 of these Articles.

(e) Exempt Transfers

Notwithstanding anything to the contrary contained herein, the transfer restrictions under Section 2(a) to Section 2(d) shall not apply to (i) transfer of any Equity Securities now or hereafter held by any Founder Party/Ordinary Shareholder to any entity wholly held by such Person, (ii) transfer of any Equity Securities pursuant to the ESOP, and (iii) transfer of the Equity Securities directly or indirectly held by any Founder Party to the children or spouse of such Person, or to trusts for the benefit of such Persons, for bona fide estate planning purposes.

(f) Preferred Shareholders’ Transfer

(i). Notwithstanding anything to the contrary in these Articles and other Transaction Documents, each Shareholder agrees that, without the prior written consent of the Company, it shall not transfer or sell any Equity Security or any rights/interests under the Transaction Documents held by it to any Competitor of the Group Companies. For the purpose of these Articles, a “Competitor” of the Group Companies means the entities engaging in any drug discovery and development program that has the same drug target as any of the Company’s three most advanced programs among the five drug candidates nominated by the Company.

(ii). Except as otherwise provided under these Articles or applicable Laws, the Preferred Shareholders may Transfer its interest in the Equity Securities of the Company to any third parties, free of any restrictions.

(iii). Each party agrees that in the event any Preferred Shareholder Transfers all or any portion of its interest of Equity Securities in the Company, the privileges or preferred rights entitled by the Preferred Shareholders shall also transfer to the transferee accordingly, provided however that the transferee shall commit to take all obligations the Preferred Shareholder bears under Transaction Documents, including the Charter Documents.

(g) Accession by permitted transferees

Each permitted transferee of Shares under this Section 2 (if not already a Party hereto) shall execute and deliver such documents and take such other actions as may be necessary for such permitted transferee to join in and be bound by the terms of these Articles and other Transaction Documents (as applicable) upon and after such transfer.

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3. Drag-Along Right.

(a) Approval and Drag Notice. Notwithstanding anything to the contrary contained herein, if Advantech Capital or RA Capital (the “Drag Holder”) proposes a Trade Sale (a “Drag-Along Sale”) of the Company to any bona fide Person (the “Offeror”) and such Drag-Along Sale has been approved by the Board, the Majority Ordinary Shareholders, the Majority Series C Shareholders, the Majority Series B Shareholders and the Majority Series A Shareholders, (a) each Group Company shall, and each Shareholder shall procure each Group Company to, promptly obtain all necessary approvals, consents and waivers as the Drag Holder and/or the Offeror may reasonably require in connection with the consummation of such Drag-Along Sale, including without limitation any necessary third party consent for effecting a change in control of any Group Company in consequence of such Drag-Along Sale that would otherwise be restricted under any Contracts to which any Group Company is a party or is bound thereunder; and (b) the Company shall promptly deliver a written notice (the “Drag Notice”) to notify each other Shareholder (“Other Shareholders”) of such approval and the material terms and conditions of such proposed Drag-Along Sale, whereupon each such Other Shareholder shall, in accordance with instructions received from the Company at the direction of the Drag Holder:

(i). sell, at the same time and on the same terms and conditions as the Drag Holder sell to the Offeror, all of its Equity Securities of the Company or the same percentage of its Equity Securities of the Company as the Drag Holder sell;

(ii). vote all of its Equity Securities of the Company, and cause the director(s) appointed by it to the board of directors (or similar governing body) of any Group Company pursuant to Article 69 to vote at the relevant board meetings of such Group Company, (A) in favor of such Drag-Along Sale, (B) against any other consolidation, recapitalization, amalgamation, merger, sale of securities, sale of assets, business combination, or transaction that would interfere with, delay, restrict, or otherwise adversely affect such Drag-Along Sale, and (C) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such Drag-Along Sale or that could result in any of the conditions to the closing obligations under such agreement(s) not being fulfilled, and, in connection therewith, to be present (in person or by proxy) at all relevant meetings of the shareholders of the Company (or adjournments thereof) or to approve and execute all relevant written consents in lieu of a meeting;

(iii). not exercise any dissenters’ or appraisal rights under applicable Laws with respect to such Drag-Along Sale; and

(iv). take all necessary actions in connection with the consummation of such Drag- Along Sale as reasonably requested by the Drag Holder, including but not limited to the execution and delivery of any share transfer or other agreements prepared in connection with such Drag-Along Sale, and the delivery of any share certificates.

(b) Other Terms of Drag-Along Sale. In any Drag-Along Sale, (i) each Shareholder shall bear a proportionate share (based upon the relative proceeds received in such transaction) of the Drag Holder’s reasonable expenses incurred in the transaction, including, without limitation, legal and accounting fees and expenses, and (ii) each Shareholder shall severally, not jointly, join on a pro rata basis (based upon the relative proceeds received in such transaction) in any indemnification or other obligations that are part of the terms and conditions of such Drag-Along Sale (other than those that relate specifically to a particular Shareholder, such as indemnification with respect to representations and warranties given by such Shareholder regarding such Shareholder’s title to and ownership of shares, due authorization, enforceability, and no conflicts, which shall instead be given solely by such Shareholder) but only up to the net proceeds paid to such Shareholder in connection with such Drag-Along Sale. Without limiting the

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foregoing sentence, no Shareholder who is not an employee or officer or controlling shareholder of a Group Company shall be required to make any representations or warranties other than with respect to itself (including due authorization, title to shares, enforceability of applicable agreements, and similar representations and warranties). For the avoidance of doubt, all proceeds generated from such Drag-Along Sale shall be distributed among the Shareholders in accordance with Section 6.

(c) Irrevocable Power of Attorney and Proxy. In the event that any Other Shareholder refuses to or fails to take any of the foregoing actions under Section 3(a), such Other Shareholder hereby grants to the Drag Holder an irrevocable proxy to vote such Other Shareholder’s Equity Securities of the Company, and to execute and deliver any and all written resolutions or consents of shareholders for and on behalf of such Other Shareholder, in accordance with such Other Shareholder’s agreements in this Section 3 and a power of attorney to execute and deliver in the name and on behalf of such Other Shareholder all such agreements, instruments and other documentation (including any written resolutions or consents of shareholders) as is required to sell the Equity Securities of the Company held by such Other Shareholder to the Offeror in accordance with this Section 3.

(d) Drag-along Provisions to Control. For the avoidance of doubt, if and to the extent that there are inconsistencies between this Section 3 and any other provisions of these Articles, the terms of this Section 3 shall prevail and control as regards the Parties.

4. Voting Rights and Protective Provisions.

(a) Voting Rights. Each Preferred Shareholder shall be entitled to votes equal to the number of votes attaching to the number of Ordinary Shares to which the Preferred Shares held by such Preferred Shareholder could be converted. The Preferred Shareholders shall vote together with the other Shareholders and not as a separate class except as otherwise provided in these Articles or the Shareholders Agreement.

(b) Matters Requiring Approval of the Majority Ordinary Shareholders, Majority Series C Shareholders, Majority Series B Shareholders and Majority Series A Shareholders. Regardless of anything else contained herein or in the Charter Documents of any Group Company, to the extent permissible under applicable Laws, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Party shall procure each Group Company not to, and the Shareholders shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the Majority Ordinary Shareholders, the Majority Series C Shareholders, the Majority Series B Shareholders and the Majority Series A Shareholders in advance:

(i). make any alteration or amendment to the Shareholders Agreement or these Articles and/or Charter Documents of the Company or any other Group Companies, except for amendments for the purpose of performing the transactions contemplated under the Transaction Documents;

(ii). (A) create, issue, allot, increase, reduce or cancel the authorized or issued share capital of the Company and/or any other Group Company, or any Equity Securities of any Group Company convertible into, exchangeable for, or exercisable into any Equity Securities of any Group Company, or (B) purchase, repurchase, redeem or retire any Equity Securities of any Group Company or securities convertible or exchangeable into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options, rights or warrants which may require the issue of shares in the future, other than (i) the purchase, repurchase or redemption of the Equity Securities by the Company from terminated employees, officers or consultants in accordance with the ESOP and (ii) the purchase, repurchase or

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redemption of any Equity Securities of any Group Company as permitted under these Articles or the other Transaction Documents, and in circumstances of (A) and (B) above, except for any of the foregoing matters solely between any Group Company and its wholly-owned Subsidiary, or (C) do any act which has the effect of diluting or reducing the effective shareholding of any series of the Preferred Shareholders in the Company (including increasing shares reserved under ESOP other than what has been agreed in the Transaction Documents);

(iii). pass any resolution approving dissolution of any Group Companies, any combination, reorganization or liquidation or application for appointment of receiver, bankruptcy trustee, manager, judicial administrator or likewise, including the commencement of or consent to any proceeding seeking (i) to adjudicate any Group Company as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization, termination or arrangement of any of the Group Companies under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(iv). take or permit any action that reclassifies any outstanding Shares into shares having rights, preferences, privileges or powers senior to or on a parity with any of the Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise; or any amendment, change, restrict or cancel of the rights, preferences, privileges or powers of the Preferred Shares;

(v). any public offering of any Equity Securities of any Group Company (including appointment or change of underwriters, auditors or legal counsels, and the determination of the time, valuation, stock exchange, or venue therefor);

(vi). effect any merger or consolidation or any other Deemed Liquidation Event.

For the avoidance of doubt, for any matters aforementioned within the power of the Board, it shall be further approved by the Board.

(c) Matters Requiring Approval of Investor Directors. Regardless of anything else contained herein or in the Charter Documents of any Group Company, to the extent permissible under applicable Laws, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Party shall procure each Group Company not to, and the Shareholders shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in advance in writing by a majority of the votes of the directors of the Company, including the affirmative votes of the Investor Directors:

(i). sell, transfer, assign, mortgage, pledge, lease or otherwise dispose any legal and/or beneficial interests in itself, or in any other entity, or all or substantially all goodwill or material assets (including any Intellectual Property rights) of any Group Company in excess of USD$1,000,000;

(ii). make loan directly or indirectly, or provide any guarantee or compensation for any director or senior manager of any Group Company in excess of RMB1,000,000, whether individually or through a series of transactions;

(iii). any loan from banks or other financial institutions in excess of USD$1,000,000, or issuance of indentures or bonds pledged by assets of the Company or any other Group Companies, except those in the ordinary course of business consistent with its past practice or within the approved annual budget;

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(iv). purchase or lease any real estate in excess of USD$1,000,000, except those in the ordinary course of business consistent with its past practice or within the approved annual budget;

(v). formulate or amend any annual business plan, any annual budget or final settlement of the Group Companies (on a consolidated basis);

(vi). terminate or materially change the Primary Business of the Group Companies (including its nature and scope) or any material portion of the business of any Group Company;

(vii). any declaration, set aside or payment of a dividend or other form of distribution (regardless of whether such dividend or distribution is interim or final), capitalization of reserves or other distribution by any Group Company or the adoption of, or any change to, the dividend policy of any Group Company, except for any distribution solely between the Group Companies;

(viii). any transaction for transferring or licensing of Intellectual Property (whether as licensor, licensee, sub-licensor, sub-licensee, or in other capacities), except those in the ordinary course of business consistent with its past practice;

(ix). appointment or change of auditors of any Group Company or change of the Company’s accounting policy or fiscal year;

(x). approve, change or amend the terms of ESOP (for the avoidance of doubt, not including the implementation of the approved ESOP);

(xi). any transfer of cash of assets worth of more than US$2,000,000 among the Group Companies or their Affiliates, except those in the ordinary course of business consistent with its past practice or within the approved annual budget;

(xii). appointment of general manager, CFO, or COO regardless of the compensation level for any of them, or appointment of any other employee whose total annual cash compensation (base salary and bonus) is more than US$500,000;

(xiii). any action by a Group Company to agree, authorize, approve, enter into, commit to or effect any agreement or obligation with respect to any action listed above.

5. Redemption.

(a) Redemption Right.

In the event that (i) the Company fails to consummate a Qualified IPO on or before December 31, 2024 (the “Target QIPO Date”, such Target QIPO Date shall be postponed reasonably if any Force Majeure Event adversely affects the process of the QIPO of the Company and the postponement arising therefrom is agreed by all the Parties (including the Preferred Shareholders)); (ii) the Company or any of the Founder Parties or the other Group Companies materially breaches its or his representations, warranties, covenants or obligations under any Transaction Document; or (iii) any holder of any other series of Preferred Shares is entitled to request a redemption of any of its Shares (each such event, a “Redemption Event”), upon the occurrence of any Redemption Event,

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(i). with the written consent of the holder(s) of more than fifty percent (50%) of the voting power of the aggregate number of the issued and outstanding Series C Preferred Shares, at the written request of any holder of the Series C Preferred Shares which shall be delivered to the Company (the “Series C Redemption Request”), the Company shall redeem the issued and outstanding Series C Preferred Shares held by such holder of the Series C Preferred Shares and required to be redeemed by the Company pursuant to such Series C Redemption Request, out of funds legally available therefor including the capital. The redemption price for each issued and outstanding Series C Preferred Share redeemed pursuant to this Section 5 (the “Series C Redemption Price”) shall be the amount equal to the sum of (x) an amount that would give an internal rate of return that equals to eight percent (8%) per annum on such Series C Preferred Share in respect of the Series C Issue Price, calculated for a period of time commencing from the Series C Issue Date and ending on the date that the Series C Redemption Price is paid in full by the Company in respect of all of the Series C Preferred Shares held by such holder and requested to be redeemed, and (y) any declared but unpaid dividends thereupon. The Company shall pay the Series C Redemption Price for each Series C Preferred Share to be redeemed and complete the corporate procedures for redemption on a date no later than three (3) months after the date of the Series C Redemption Request.

(ii). with the written consent of Advantech Capital, at the written request of any holder of the Series B Preferred Shares which shall be delivered to the Company (the “Series B Redemption Request”), the Company shall redeem the issued and outstanding Series B Preferred Shares held by such holder of the Series B Preferred Shares and required to be redeemed by the Company pursuant to such Series B Redemption Request, out of funds legally available therefor including the capital; provided that (i) all Series C Preferred Shares that have been elected to be redeemed following the occurrence of any Redemption Event, are redeemed and paid in full by the Company in priority to the redemption of any Series B Preferred Shares requested to be redeemed, or (ii) all holders of the Series C Preferred Shares have elected not to exercise their respective right to the redemption of the Series C Preferred Shares in writing, whichever is earlier. The redemption price for each issued and outstanding Series B Preferred Share redeemed pursuant to this Section 4(a) (the “Series B Redemption Price”) shall be the amount equal to the sum of (x) an amount that would give an internal rate of return that equals to eight percent (8%) per annum on such Series B Preferred Share in respect of the Series B Issue Price, calculated for a period of time commencing from the Series B Issue Date and ending on the date that the Series B Redemption Price is paid in full by the Company in respect of all of the Series B Preferred Shares held by such holder and requested to be redeemed, and (y) any declared but unpaid dividends thereupon. The Company shall pay the Series B Redemption Price for each Series B Preferred Share to be redeemed and complete the corporate procedures for redemption on a date no later than three (3) months after the date of the Series B Redemption Request.

(iii). with the written consent of the holder(s) of more than fifty percent (50%) of the voting power of the aggregate number of the issued and outstanding Series A Preferred Shares, at the written request of any holder of the Series A Preferred Shares which shall be delivered to the Company (the “Series A Redemption Request”), the Company shall redeem the issued and outstanding Series A Preferred Shares held by such holder of the Series A Preferred Shares and required to be redeemed by the Company pursuant to such Series A Redemption Request, out of funds legally available therefor including the capital; provided that (A) all Series B Preferred Shares that have been elected to be redeemed following the occurrence of any Redemption Event, are redeemed and paid in full by the Company in priority to the redemption of any Series A Preferred Shares requested to be redeemed, or (B) all holders of the Series B Preferred Shares have elected not to exercise their respective right to the redemption of the Series B Preferred Shares in writing, whichever is earlier. The redemption price for each issued and outstanding Series A Preferred Share redeemed pursuant to this Section 4(a) (the “Series A Redemption Price”) shall be the amount equal to 150% of the Series A Issue Price and any declared but unpaid dividends thereupon. The Company shall pay the Series A Redemption Price for each Series A Preferred Share to be redeemed and complete the corporate procedures for redemption on a date no later than three (3) months after the date of the Series A Redemption Request.

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(b) Insufficient Funds.

(i). If the Company’s assets or funds which are legally available (the “Available Fund”) are insufficient to permit the payment of the Series C Redemption Price in full in respect of each issued and outstanding Preferred Share, (i) the Available Fund shall first be used to the extent permitted by applicable Law to pay all Series C Redemption Price due on such date on the Series C Preferred Shares in proportion to the full amounts to which the holders to which such redemption payments are due would otherwise be respectively entitled thereon, and (ii) after the payment of the Series C Redemption Price, the Available Fund shall be used to the extent permitted by applicable Law to pay all Series B Redemption Price due on such date on the Series B Preferred Shares in proportion to the full amounts to which the holders to which such redemption payments are due would otherwise be respectively entitled thereon, and (iii) after the payment of the Series C Redemption and Series B Redemption Price, the Available Fund shall be used to the extent permitted by applicable Law to pay all Series A Redemption Price due on such date on the Series A Preferred Shares in proportion to the full amounts to which the holders to which such redemption payments are due would otherwise be respectively entitled thereon. In the case above, before the full Series C Redemption Price, Series B Redemption Price and Series A Redemption Price has been paid in respect of all redeeming issued Preferred Shares, the redemption shall not be deemed to have been consummated in respect of any issued Preferred Share requested to be redeemed by the holders of Preferred Shares but which the Company has not paid, and the holders of Preferred Shares requested to be redeemed by the holders of Preferred Shares but which the Company has not paid shall remain entitled to all of its rights, including without limitation its voting rights, in respect of such issued Preferred Shares, and each of such issued Preferred Shares shall remain “outstanding” for the purposes hereunder, until such time as the Series C Redemption Price, Series B Redemption Price and the Series A Redemption Price in respect of each such issued and redeeming Preferred Share has been paid in full whereupon all such rights shall automatically cease. At any time thereafter when additional funds of the Company are legally available for redemption of issued Preferred Shares, such funds shall immediately be used to redeem the balance of the redeeming issued Preferred Shares requested to be redeemed.

(ii). Notwithstanding anything to the contrary herein, if the Company fails to redeem all or part of the issued and outstanding Preferred Shares held by a redeeming holder of the Preferred Shares in accordance with Sections 4(a)(a) and 4(a)(b) within 180 days after the due date of such redemption, the Founder Parties shall jointly and severally be liable to purchase any outstanding Preferred Shares that the Company fails to redeem in accordance with Sections 4(a)(a) and 4(a)(b) from such holder of the Preferred Shares and pay to each such holder of Preferred Shares, upon receipt of the written notice from such holder of Preferred Shares, a sum in cash equal to any shortfall of such holder’s redemption price under this Section 4(a) (the “Redemption Payment Notice”), to such account designated by such holder prior to or on the payment date stipulated in such holder’s written notice, provided that the total liabilities of the Founder Parties pursuant to this Section 4(a)(b) shall be limited to the Shares then held directly or indirectly by the Founder Parties and their respective Affiliates in the Company at the payment date stipulated in the Redemption Payment Notice or the proceeds received by the Founder Parties and their respective Affiliates by disposing such Shares and shall in no event apply to any other personal properties of the Founders other than the abovementioned Shares or proceeds, save and except that the total liabilities of the Founder Parties shall not be restricted as aforesaid if the Redemption Event arises because of any fraud or willful misconduct by any of the Founders; provided further, that the sequences of payment of the Company in the event of insufficient funds as set forth in Section 4(a)(b)(i) shall apply mutatis mutandis to the Founder Parties’ payment obligations under this Section 4(a)(b)(ii).

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6. Liquidation Preference.

(a) In the event of (I) any liquidation, dissolution or termination event, whether voluntary or involuntary, or (II) unless waived in writing by the holders of at least two thirds of the voting power of the issued and outstanding Preferred Shares (calculated on a fully-diluted and as converted basis), any Deemed Liquidation Event (as defined in Section 6(a)1.1(a)(vi) below), all assets and funds of the Company legally available for distribution (after satisfaction of all taxes, compensation, creditors’ claims and claims that may be preferred by law) and any proceeds arising from such event shall be distributed as follows:

(i).

First, each holder of the Series C Preferred Shares shall be entitled to receive for each Series C Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of any other class or series of Shares by reason of their ownership of such Shares, the amount equal to (i) the applicable Series C Issue Price, plus (ii) any declared but unpaid dividends thereupon (the “Series C Preference Amount”)

(ii).

Second, each holder of the Series B Preferred Shares shall be entitled to receive for each Series B Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of any other class or series of Shares by reason of their ownership of such Shares, the amount equal to (i) the Series B Issue Price, plus (ii) any declared but unpaid dividends thereupon (the “Series B Preference Amount”), provided that the Series C Preference Amount to the applicable holders of Series C Preferred Shares pursuant to subsection (i) above shall be paid in full.

(iii).

Third, each holder of the Series A Preferred Shares shall be entitled to receive for each Series A Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of any other class or series of shares by reason of their ownership of such shares, the amount equal to (i) the Series A Issue Price, plus (ii) any declared but unpaid dividends thereupon (the “Series A Preference Amount”); provided that the Series B Preference Amount to the applicable holders of Series B Preferred Shares pursuant to subsection (ii) above shall be paid in full.

(iv).

Fourth, each holder of the Series Pre-A Preferred Shares shall be entitled to receive for each Series Pre-A Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of any other class or series of shares by reason of their ownership of such shares, the amount equal to (i) the Series Pre-A Issue Price, plus (ii) any declared but unpaid dividends thereupon (the “Series Pre-A Preference Amount”); provided that the Series A Preference Amount to the applicable holders of Series A Preferred Shares pursuant to subsection (iii) above shall be paid in full.

(v).

If there are any assets or funds remaining after the aggregate Series Pre-A Preference Amount, Series A Preference Amount, Series B Preference Amount and Series C Preference Amount have been distributed or paid in full to the applicable holders of the Preferred Shares pursuant to Section 6(a)(i)-6(a)(iv) above, the remaining assets and funds of the Company available for distribution shall be distributed ratably among all Shareholders (including the Preferred Shareholders) according to the relative number of the Shares held by such Shareholder (on an as-converted basis).

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(vi).

In the event that any holder of Preferred Shares receives none or less than the full amount of the total preference amount in accordance with Section 6(a)(i)-6(a)(iv) above, the Founder Parties shall jointly and severally pay to such Shareholder, upon receipt of the written notice from such Shareholder, a sum in cash equal to the full amount of any such shortfall to such account designated by such Shareholder prior to or on the payment date stipulated in the above written notice, provided that the total liabilities of the Founder Parties pursuant to this Section 6(a) shall be limited to the Shares then held directly or indirectly by the Founder Parties and their respective Affiliates in the Company or the proceeds received by the Founder Parties and their respective Affiliates by disposing such Shares and shall in no event apply to any other personal properties of the Founders other than the abovementioned Shares or proceeds, provided that the sequences of payment of the Company in the event of insufficient funds as set forth in Section 6(a)(i)-6(a)(iv) shall apply mutatis mutandis to the Founder Parties’ payment obligations under this Section 6(a)(vi).

(vii).

“Deemed Liquidation Event” shall mean (A) a merger, consolidation, amalgamation or scheme of arrangement of any Group Company with or into any other Person, or sale of Shares of the Company, or other reorganization in which the Shareholders or the shareholders of such Group Company immediately prior to such event do not or will not, immediately after such event, directly or indirectly own a majority of the outstanding Shares of or otherwise Control such Group Company or the surviving corporation (provided that the sale by the Company of its Equity Securities for the purposes of raising additional funds shall not constitute a Deemed Liquidation Event hereunder), or (B) a sale, transfer, lease, exclusive license or other disposal of all or substantially all of the assets or Intellectual Property of the Company or of all of its Subsidiaries as a whole (or any series of related transactions resulting in such sale, transfer, lease, exclusive license or other disposition of all or substantially all of the assets or Intellectual Property of the Company or of all of its Subsidiaries as a whole). For the avoidance of doubt, a Drag-Along Sale shall constitute a Deemed Liquidation Event.

7. Conversion and Anti-Dilution.

(a) Conversion of Preferred Shares.

(i). Optional Conversion and Conversion Ratio. Each holder of Preferred Share shall be entitled to exercise its right to convert any of its Preferred Shares pursuant to this Section 7, at any time after the date of issuance of such Shares, and each Preferred Share may be convertible into a certain number of fully paid and non-assessable Ordinary Shares at a ratio calculated by dividing the Series Pre-A Issue Price, the Series A Issue Price, the Series B Issue Price or the Series C Issue Price, as applicable, by the then applicable conversion price (the “Conversion Price”). The Conversion Price is initially equal to the Series Pre-A Issue Price, the Series A Issue Price, the Series B Issue Price or the Series C Issue Price, as applicable, and is subject to adjustment from time to time pursuant to Section 7(b). For the avoidance of doubt, no payment shall be made by the holders of Preferred Shares to the Company upon or in connection with the conversion of the Preferred Shares into Ordinary Shares.

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(ii). Automatic Conversion. The Preferred Shares held by each holder shall be, at the applicable Conversion Price in effect at the time of conversion, without the payment of any additional consideration, converted into fully-paid and non-assessable Ordinary Shares upon the closing of a Qualified IPO.

(iii). Mechanics of Conversion.

(A) In the event of an optional conversion, upon the exercise by any holder of Preferred Shares of its conversion right, such holder shall deliver a written notice (the “Conversion Notice”) to the Company. The conversion of Preferred Shares into Ordinary Shares as listed in the Conversion Notice shall become effective as of the date of delivery of the Conversion Notice (or, if such date is not a Business Day, the immediately subsequent Business Day), provided that the Register of Members shall have been updated to reflect such conversion.

(B) In the event of automatic conversion prior to a Qualified IPO, all holders of Preferred Shares will be given at least ten (10) days’ prior written notice of the date fixed (which shall be the latest practicable date immediately prior to the closing of such Qualified IPO) and the place designated for such automatic conversion of all Preferred Shares. On or before the date fixed for conversion, each holder of Preferred Shares shall surrender his or its certificate or certificates for all such Shares to the Company at the place designated in such notice, and shall promptly receive certificates for the number of Ordinary Shares, to which such holder is entitled pursuant to this Section 7. On the date fixed for conversion, the Register of Members of the Company shall be updated to reflect such conversion.

(C) The Company may effect the conversion of the Preferred Shares in any manner not prohibited by applicable Laws, including by way of re-designation or redeeming or repurchasing the relevant Preferred Shares and issuing the relevant number of Ordinary Shares resulting from such conversion.

(b) Adjustments to Conversion Price.

(i). Adjustment of Conversion Price upon Issuance of New Securities below the Applicable Conversion Price. In the event of an issuance of New Securities, at any time after the date hereof, for no consideration or a consideration per Ordinary Share received by the Company (net of any selling concessions, discounts or commissions) less than the Conversion Price for any class of the Preferred Shares in effect immediately prior to such issue, then and in such event, the Conversion Price for that applicable Preferred Shares shall be reduced, concurrently with such issue, to a price determined as set forth below:

NCP = OCP * (OS + (NP/OCP))/(OS + NS)

WHERE:

NCP = the new Conversion Price,

OCP = the Conversion Price in effect immediately before the issuance of the New Securities,

OS = the total outstanding Ordinary Shares immediately before the issuance of the New Securities plus the total Ordinary Shares issuable upon conversion of the outstanding Convertible Securities (“Convertible Securities” shall mean any indebtedness, shares or other Equity Securities directly or indirectly convertible into or exchangeable for Ordinary Shares),

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NP = the total consideration received for the issuance or sale of the New Securities, and

NS = the number of New Securities issued or sold or deemed issued or sold.

(ii). Deemed Issuance of New Securities. In the event the Company at any time or from time to time after the date hereof shall issue any Convertible Securities or shall fix a record date for the determination of holders of any class or series of Shares entitled to receive any Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to Section 7(b)(ii)(B) below) issuable upon the conversion or exchange of such Convertible Securities, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that New Securities shall not be deemed to have been issued unless the issue price per share (determined pursuant to Section 7(b)(iii) below) of such New Securities would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which New Securities are deemed to be issued:

(A) no further adjustment in the applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the conversion or exchange of such Convertible Securities;

(B) if such Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price for the applicable Preferred Shares computed upon the issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such rights of conversion or exchange under such Convertible Securities;

(C) upon the expiration of any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only New Securities issued were Ordinary Shares, if any, actually issued upon the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(D) no readjustment pursuant to Section 7(b)(ii)(B) or Section 7(b)(ii)(C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of the Conversion Price in effect immediately prior to the original adjustment date, or (y) the Conversion Price that would have resulted from any issuance of New Securities between the original adjustment date and such readjustment date.

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(iii). Determination of Consideration. For purposes of this Section 7(b)(ii), the consideration received by the Company for the issue of any New Securities shall be computed as follows:

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received and to be received by the Company excluding amounts paid or payable for accrued interest;

(B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined by an appraiser of internationally recognized standing appointed by the Board; and

(C) in the event New Securities are issued together with other shares or securities or other assets of the Company for consideration which covers both such New Securities and such other shares or securities or other assets, be the proportion of such consideration so received with respect to such New Securities, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

(iv). Adjustments for Split, Subdivision, Combination, Reduction, Reclassification, etc. If the Company (A) splits, subdivides, combines or reduces the outstanding Ordinary Shares, (B) issues any shares during the process of a reclassification of Ordinary Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity), or (C) merges into (with another entity as the surviving company) or is converted into any other entity, the Conversion Price then in effect at the time of the record date for such split, subdivision, combination, reduction, reclassification, merger or conversion shall be properly adjusted so that the conversion of the Preferred Shares after such adjustment shall entitle each holder of Preferred Shares to receive the aggregate number of Ordinary Shares (or shares of any security into which such Ordinary Shares have been split, subdivided, combined, reduced, reclassified, merged or converted) which, if such Preferred Shares had been converted into Ordinary Shares immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such split, subdivision, combination, reduction, reclassification, merger or conversion (or shares of any security into which such Ordinary Shares have been split, subdivided, combined, reduced, reclassified, merged or converted).

(v). Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or other distribution payable on the Ordinary Shares in New Securities, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction:

(i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or other distribution.

Notwithstanding the foregoing, (x) if such record date shall have been fixed and such dividend is not fully paid or if such other distribution is not fully made on the date fixed therefor, such Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this Section 7(b)(v) as of the time of actual payment of such dividends or other distributions; and (y) no such adjustment shall be made if the holders of such Preferred Shares simultaneously receive a dividend or other distribution of Ordinary Shares in number equal to the number of Ordinary Shares as they would have received if all outstanding Preferred Shares had been converted into Ordinary Shares on the date of such event.

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(vi). Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of Ordinary Shares in respect of outstanding Ordinary Shares), then and in each such event the holders of Preferred Shares shall receive, simultaneously with the distribution to the holders of Ordinary Shares, a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding Preferred Shares had been converted into Ordinary Shares on the date of such event.

(c) No Impairment. The Company will not, by amendment of the Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, amalgamation, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the holders of Preferred Shares against impairment.

(d) Miscellaneous.

(i). All calculations under this Section 7 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a Share, as the case may be.

(ii). In the case of any adjustment or readjustment of the Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall deliver such certificate by notice to each registered holder of Preferred Shares, at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (A) the consideration received or deemed to be received by the Company for any New Securities issued or sold or deemed to have been issued or sold, (B) the number of New Securities issued or sold or deemed to be issued or sold, (C) the applicable Conversion Price in effect before and after such adjustment or readjustment, and (D) the type and number of Equity Securities of the Company, and the type and amount, if any, of other property which would be received upon conversion of Preferred Shares after such adjustment or readjustment.

(iii). The Ordinary Shares acquired by any holder of Preferred Shares as a result of the conversion shall rank pari passu in all respects with the then outstanding Ordinary Shares. The conversion by any holder of Preferred Shares by exercise of its conversion right shall not require any consent or vote or approval of the holders of Ordinary Shares or the Board.

(iv). The Company shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Ordinary Shares such number of Ordinary Shares as shall from time to time be sufficient to ensure that the holders of Preferred Shares can exercise their conversion rights at any time and that all then outstanding Preferred Shares can be converted. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company and each Shareholder of the Company shall take all such actions including passing a special resolution or an ordinary resolution as may be necessary to increase the Company’s authorized share capital to such level as creates such number of unissued Ordinary Shares as shall be sufficient for such purpose.

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